Exhibit 99(a)(3)

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

        If you have sold or transferred all of your registered holdings of common shares of beneficial interest of Falcon Financial Investment Trust, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for submission to the purchaser or transferee.

NOTICE OF GUARANTEED DELIVERY
for
Tender of Common Shares of Beneficial Interest
of
FALCON FINANCIAL INVESTMENT TRUST
Pursuant to the Offer to Purchase
Dated January 31, 2005
by
FLASH ACQUISITION COMPANY LLC
which is a wholly owned subsidiary of
iSTAR FINANCIAL INC.
(Not To Be Used For Signature Guarantees)

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing common shares of beneficial interest, par value $0.01 per share (the "Shares"), of Falcon Financial Investment Trust, a Maryland real estate investment trust (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

        The undersigned hereby tenders to Flash Acquisition Company LLC, a Maryland limited liability company, which is a wholly owned subsidiary of iStar Financial Inc., a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 31, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (the terms and conditions of which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares:

Name(s) of Record Holder(s):
(Please Print)
Address(es):
(Zip Code)
Area Code and Tel. No:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer:
☐ The Depository Trust Company

Signature(s):

Account Number:

Dated:	, 2005

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a participant in the Securities Transfer Agents Medallion Program (an Eligible Institution), hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates evidencing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) of a transfer of such Shares into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 8 of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)
Address:
(Zip Code)
Area Code and Tel. No.:

Name:

Title:

Dated:	, 2005

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL